EXTENSION OF LEASE AGREEMENT AND CONFIRMATION OF OPTION AGREEMENT

THIS EXTENSION OF LEASE AGREEMENT AND CONFIRMATION OF OPTION AGREEMENT (the “Agreement”) is entered into as of this 1st day of July, 2005 (the “Effective Date”) by and between TELLER REALTY, INC., a Colorado corporation (“Teller”), and WMCK ACQUISITION CORP., a Delaware corporation (“WMCK”).

RECITALS

A. Teller entered into that certain Agreement dated August 31, 1994 (the “Master Lease”), pursuant to which, among other things, Harold William Large, an individual (“Large”), leased to Teller certain real property and improvements thereto and the personal property therein located at 220 East Bennett Avenue, Cripple Creek, Colorado (the “Property”).

B.  The Master Lease granted Teller a purchase option to acquire fee title to the Property (the “Master Option”).

C. Teller entered into that certain Agreement dated May 1, 1995 (the “Sublease Agreement”), as amended by that certain Addendum To Agreement of even date (the “First Addendum”), and by that certain Addendum to Agreement of even date (the “Second Addendum”), a copy of which is attached hereto as Exhibit A and is incorporated by this reference (the Sublease Agreement as amended by the First and Second Addendum are collectively referred to herein as the “Lease”), pursuant to which Teller subleased the Property to Gold Creek Associates, L.P., a New Jersey limited partnership (“Gold Creek”), and granted to Gold Creek an option to acquire fee title to the Property through Teller’s rights under the Master Option (the “Option to Purchase”), all as more particularly set forth in the Lease.

D. Pursuant to the terms of that certain Asset Purchase Agreement, dated as of September 27, 1995, Gold Creek agreed to sell to WMCK, and WMCK agreed to acquire from Gold Creek, all of Gold Creek’s right, title and interest in and to the Assets (as more particularly defined in the Asset Purchase Agreement), which Assets included, without limitation, Gold Creek’s right, title and interest to the Lease and the Option to Purchase.

E. Teller, WMCK, Large and Gold Creek all entered into that certain Four Party Agreement, Assignment and Assumption of Lease, Consent to Assignment of Lease, Confirmation of Option Agreement and Estoppel Statements dated as of July 1, 1996, to clarify each party’s rights and obligations under the above referenced agreements.

F. Pursuant to the terms of the Master Lease and Master Option, Teller exercised its option to purchase the Property and purchased the Property from Large on January 7, 2004. The effect of the purchase is that the Master Lease and Master Option are no longer in effect because Teller now owns fee title to the Property.

G. Teller and WMCK, as assignee of Gold Creek, are currently parties to the Lease and Option to Purchase which are due to terminate on June 30, 2005.

H. Teller and WMCK now desire to enter into this Agreement to extend the Lease and Option to Purchase in accordance with the terms and conditions of this Agreement.

I. Capitalized terms not otherwise defined herein have the same meaning as ascribed to them in the Lease.

AGREEMENT

ARTICLE I
EXTENSION OF LEASE

1.1 Lease Term. The Lease term is hereby extended to continue from July 1, 2005 through June 30, 2010 (the “Extended Term”).

1.2 Rent. The rent payable under the Lease shall be fifteen thousand dollars ($15,000) per month, payable on the twenty fifth day of each month, beginning July 25, 2005, and continuing through the Extended Term of the Lease.

1.3  Condition. Pursuant to Section A(7) of the Lease, Teller agreed to loan fifty thousand dollars to Gold Creek to be used for remodeling and reconditioning. Teller hereby represents that loan referenced in the preceding sentence has been paid in full and WMCK is under no obligation to repay said amount to Teller upon termination of the Lease.

1.4 Master Lease. As discussed in the Recitals above, the Master Lease is no longer in effect, as such the terms of this Lease and the extension thereof is not subject to the provisions in the Master Lease. Sections 4 and 7 of the First Addendum, and Section 2 and 6 of the Second Addendum are hereby deleted as they relate directly to the Master Lease and are no longer applicable.

ARTICLE II
EXTENSION OF OPTION TO PURCHASE

2.1 Option to Purchase. Teller hereby grants to WMCK the option to purchase the Property at any time during the Extended Term of the Lease upon thirty (30) days prior written notice in accordance with the terms and conditions as set forth in the Lease and as modified by this Agreement.

2.2 Purchase Price. WMCK agrees to pay Teller two hundred thousand dollars ($200,000) on the Effective Date to maintain the Option to Purchase through the Extended Term of the Lease (the “Option Extension Payment”). The Option Extension Payment shall be credited to the purchase price to be paid by WMCK if the Option to Purchase is exercised. As of the Effective Date of this Agreement, WMCK shall be credited two hundred fifty-one thousand dollars ($251,000) toward the one million five hundred one thousand dollar ($1,501,000) purchase price (the $251,000 sum includes the $200,000 Option Extension Payment, a $50,000 option payment made June 1, 2000, and $1,000 paid upon initial execution of the Lease). As a result, if WMCK exercises its Option to Purchase, then WMCK would be required to pay Teller an additional one million two hundred fifty thousand dollars ($1,250,000) upon completion of the purchase transaction.

ARTICLE III
MISCELLANEOUS PROVISIONS

3.1 Teller’s Estoppel Statement Concerning the Lease and Option to Purchase. Teller hereby acknowledges, understands, confirms and agrees as follows:

(a) Copy of Lease and Option to Purchase. The copy of the Lease and Option to Purchase attached as Exhibit A hereto and incorporated by this reference is a true, correct and complete copy of the Lease and Option to Purchase, includes all rights and obligations of Teller with respect to the Lease and Option to Purchase, and such Lease and Option to Purchase set forth therein are in full force and effect and constitute and represent the entire agreement between Teller and WMCK with respect to the Property, except as modified by this Agreement.

(b) Full Force and Effect. All contingencies to the effectiveness of the Lease and the Option to Purchase have been satisfied or otherwise waived by the parties thereto (including, without limitation, the contingencies referenced in Section 10 of the Second Addendum), and notwithstanding the provisions of Section 2 and 18 of the First Addendum, the copies of the Lease and Option to Purchase constitute and represent the entire, final and definitive agreement between Teller and WMCK with respect to the Property, except as modified by this Agreement.

(c) No Defaults. With respect to WMCK and Teller, there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease or the Option to Purchase or both.

(d) Rent. All rent has been paid pursuant to the terms of the Lease and rental payments are current through June 30, 2005.

(e)  Insolvency. Teller is not presently considering nor has it (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition of its creditors generally.

(f) Defenses or Offsets. There are no existing claims, defenses or offsets against any of Teller’s obligations under the Lease and Option to Purchase.

(g) Title. Teller warrants and represents that the Property is free and clear of all liens, claims and encumbrances other than a lien for current year taxes not yet due and payable and those encumbrances contained on the Commitment for Title Insurance from Pike’s Peak Title Service, Inc. as agent for Commonwealth Land Title Insurance Company dated May 27, 2005, and attached hereto as Exhibit B.

3.2 Memorandum of Lease and Option to Purchase. Either party will, upon the request of the other party, execute a short form lease and option to purchase (“Memorandum of Lease”) regarding this Lease and Option to Purchase, in a form suitable for recording in the property records for Teller County, Colorado and substantially similar to Exhibit C. The party requesting the execution of the Memorandum of Lease will bear all costs of the Memorandum of Lease, including any recording fees. Upon the execution of an amendment to this Lease or the Option to Purchase and the request of either party, the parties shall execute a corresponding amendment to the Memorandum of Lease.

3.3 Notice. All written notices under the terms of this Agreement should be submitted in writing and shall be mailed to the respective parties at their address as set forth below:

If to Teller: Mel Patterson

8920 Dartmoor Way
Ft. Myers, Florida 92014

If to WMCK: c/o Century Casinos, Inc.

1263 Lake Plaza Drive
        Colorado Springs, CO 80906
                Attention: Larry Hannappel

3.4 Other Terms. If there is any conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall govern. Except as modified herein, all others terms and conditions of the Lease shall remain unchanged and in full force and effect.

3.5 Counterparts. This Agreement may be executed in one or more separate counterparts but each separate counterpart, when assembled with the other signature pages from the corresponding counterpart signature pages, shall constitute one original executed Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Teller and WMCK have each executed this Agreement as of the date first written above.

                        TELLER:

                        TELLER REALTY, INC.,
                        a Colorado corporation

                        /s/ Mel Patterson
                        Its: President

                        WMCK:

                        WMCK ACQUISITION CORP.,
                        a Delaware corporation

                        /s/ Larry Hannappel
                        Its: Chief Financial Officer

Exhibit A

Copy of Lease

Incorporated by reference to the Exhibit 10.163 (Four Party Agreement, Assignment and Assumption of Lease, Consent to Assignment of Lease, Confirmation of Option Agreement and Estoppel Statements dated as of July 1, 1996, among Harold William Large, Teller Realty, Inc., Gold Creek Associates, L.P., and WMCK Acquisition Corp.) of the registrant’s Form 8-K dated July 1, 1996 which references the master lease agreement as an exhibit.

Commonwealth Land Title Insurance Company
COMMITMENT FOR TITLE INSURANCE

Schedule A
1. Effective Date:                                                         Commitment No.:
   May 27, 2005 at 8:00 am                                               CWPPOOO1063

2. Policy or Policies to be issued:                                             Amount                             Premium

A. ALTA Owner’s Policy -10/17/92	$1,501,000.00	$1,574.00
Proposed Insured:
WMCK Acquisition Corp.
B. ALTA Loan Policy - 10/17/02	$1,000,000.00	$100.00
Proposed Insured:
Teller Realty, Inc.
Tax Information Services		$20.00

3. The estate or interest in the land described or referred to in this Commitment and covered herein is Fee Simple and Title to the estate or interest in the land is vested in:
        Teller Realty, Inc., a Corporation

4. The land referred to in this Commitment is described as follows:
        Lot 15 in Block 21 in Fremont, (now known as Cripple Creek), Teller County, Colorado.

Commonwealth Land Title Insurance Company

Prepared By: Janet Harper

Commitment No. CWPP0001063

SCHEDULE B - SECTION 1 REQUIREMENTS

The following are the requirements to be complied with prior to the issuance of said policy or policies. Any other instrument recorded subsequent to the date hereof may appear as an exception under Schedule B of the policy to be issued. Unless otherwise noted, all documents must be recorded in the Office of Clerk and Recorder of the county in which said property is located.

NOTE: Pursuant to Senate Bill 91-14 (C.R.S. 10-11-122) the Company will not issue its policy or policies of title insurance contemplated by this commitment until it has been provided a Certificate of Taxes Due or other equivalent documentation from the County Treasurer or the County Treasurer's authorized agent; or until the proposed insured has notified or instructed the Company in writing to the contrary.

NOTE: Effective September 1,1997, C.R.S. 30-10-406 requires that all documents received for recording or filing in the Clerk and Recorder's office shall contain a top margin of at least one inch and a left, right and bottom margin of at least one-half inch. The Clerk and Recorder may refuse to record or file any document that does not conform.

NOTE: If this transaction includes a sale of the property and the price exceeds $100,000.00, the seller must comply with the disclosure/withholding provisions of C.R.S. 39-22-604.5 (Non withholding).

A.	Deed sufficient to convey fee simple estate or interest in the land described or referred to herein, to the propose insured, Schedule A, Item 2A.

NOTE: Section 38-35-109 (2) of the Colorado Revised Statutes, 1973, requires that a notation of the legal address of the purchaser (not necessarily the same as the property address) be included on the face of the deed to be recorded.

NOTE: C.R.S.39-14-102 requires that a Real Property Transfer Declaration accompany any conveyance document presented for recordation in the State of Colorado. Said declaration shall be completed and signed by either the grantor or grantee.

NOTE: Said document must be executed by the President, Vice President or other designated authority with corporate seal or facsimile affixed.

B.	Deed of Trust sufficient to encumber the fee simple estate or interest in the land described or referred to herein, for the benefit of the proposed insured.

C.
Partial release by the Public Trustee of the County of Teller of the Deed of Trust from WMCK Venture Corp., a Delaware Corporation; Century Casinos Cripple Creek, Inc., a Colorado Corporation; and WMCK Acquisition Corp., a Delawre Corporation for the use of Wells Fargo Bank, National Association, to secure $26,000,000.00 recorded April 27, 2000 at Reception No. 504287.

NOTE: Assignment of Entitlements, Contracts, Rents and Revenues recorded April 27, 2000 at Reception No. 504290, given In connection with the above Deed of Trust.

D.
Release of the land herein from the Financing Statement from WMCK Venture Corp., and Century Casinos Cripple Creek, Inc., debtor(s) in favor of Wells Fargo Bank, National Association, secured party, recorded April 27, 2000 at Reception No. 504291.

Commitment No. CWPP0001063

E.
Release by the Public Trustee of the County of Teller of the Deed of Trust from Teller Realty, Inc., a Corporation, for the use of Park State Bank & Trust, to secure $343,000.00 recorded January 15, 2004 at Reception No. 560874.

F.	Reassignment by Wells Fargo Bank, National Association, of any and all rights or Interest obtained in Assignment of Golden Horseshoe Lease recorded April 27, 2000 at Reception No. 504288.

G.
Recordation of Statement of Authority for WMCK Acquisition Corp., a Corporation evidencing the existence of the entity and authority of the person(s) authorized to execute and deliver instruments affecting title to real property on behalf of the entity, and containing the other information required by C.R.S. 38-30-172 and/or 38-30-108.5.

                                                                                            Commitment No. CWPP0001063

SCHEDULE B - SECTION 2 EXCEPTIONS

The Policy or Policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

   1. Rights or claims of parties in possession not shown by the public records.

   2. Easements, or claims of easements, not shown by the public records.

3.
Discrepancies, conflicts in boundary lines, shortage in area, encroachments and any facts which a correct survey and inspection of the premises would disclose and which are not shown by the public records.

4.	Any lien or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5.
Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires of record for value the estate or interest or mortgage thereon covered by this Commitment.

Note: The above exception will not appear on policies where closing and settlement has been performed by the Company.

       6. Any and all unredeemed tax sales, if any.
NOTE: Upon receipt of a Certificate of Taxes Due evidencing that there are no existing open tax sales, the above exception will not appear on the policy to be issued hereunder.

7.	Reservations of all mineral rights as contained in Document recorded November 27, 1972 in Drawer 8 at Card 1489.

8.	Terms, agreements, provisions, conditions and obligations as contained in Indemnification Agreement recorded June 14, 1995 at Reception No. 434174.

9.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by making inquiry of the lessors in the lease or leases described or referred herein.

10.
The effect of the terms, covenants and conditions of the lease (s) and option to purchase contained therein as evidenced by Memorandum of Lease recorded December 1, 1995 at Reception No. 440946 and Four Party Agreement and Assignment recorded July 3, 1996 at Reception No. 449555 and April 27, 2000 at Reception Nos. 504288 and 504289.

NOTE: Pursuant to C.R.S. 10-11-122 notice is hereby given that:
(A)  The subject property may be located in a special taxing district;
     (B)   A Certificate of Taxes Due listing each taxing jurisdiction may be obtained from the County Treasurer or the County Treasurer's authorized agent;
      (C)  INFORMATION regarding special districts and the boundaries of such districts may be obtained from the Board of County Commissioners, the County Clerk and Recorder,
   or the County Assessor.

Commitment No. CWPP0001063

NOTE: If Schedule B of your commitment for an owner's title policy reflects an exception for mineral interest or leases, pursuant to C.R.5. 10-11-123 (HB 01-1088), this is to advise:
(A)  That there is recorded evidence that a mineral estate has been severed, leased, or otherwise conveyed from the surface estate and that there is a substantial likelihood that a third party holds some or all interest in oil, gas, other minerals, or geothermal energy in the property; and
(B)  That such mineral estate may include the right to enter and use the property without the surface owner's permission.

Exhibit C

Memorandum of Lease and Option to Purchase

THIS MEMORANDUM OF LEASE AND OPTION TO PURCHASE (“Memorandum”) is dated effective as of this 1st day of July, 2005, and is between TELLER REALTY INC., a Colorado corporation (“Lessor”), and WMCK ACQUISITION CORP., a Delaware corporation (“Lessee”).

RECITALS

A.  Lessee desires to lease from Lessor the property described in Exhibit I attached hereto and incorporated herein by this reference (“Demised Premises”) which is real property located at 220 East Bennett Avenue, Cripple Creek, Teller County, Colorado;

B. Lessor and Lessee entered into that certain written Extension of Lease Agreement and Confirmation of Option Agreement dated July 1, 2005 (the “Subject Lease”), whereby Lessor has leased to Lessee the Demised Premises and granted to Lessee the Option to Purchase the Demised Premises at any time prior to the expiration of the Subject Lease; and

C. Lessor and Lessee now wish to file this Memorandum of Lease and Option to Purchase for record in the land records of Teller County, Colorado, to provide record notice of the Lease and Option to Purchase the Demised Premises.

IN CONSIDERATION of the Subject Lease and Option to Purchase and other good and valuable consideration, Lessor and Lessee agree as follows:

1. Lease. Lessor hereby grants to and confirms to Lessee a leasehold interest in and to the Demised Premises under the terms and conditions set forth in the Subject Lease, the terms of which are incorporated herein by this reference.

2. Option to Purchase. Lessor hereby grants to Lessee the option to purchase the Demised Premises on the terms as set forth in the Subject Lease.

3. Definitions. All capitalized terms which are used but not otherwise defined herein shall have the meaning given in the Subject Lease.

3.  Lease Term. The term of the Lease and Option to Purchase shall be extended to continue from July 1, 2005 through June 30, 2010.

4.  Runs with the Land. This Memorandum shall run with the land and shall bind the respective successors and assigns of the parties hereto in accordance with the terms of the Subject Lease.

5.  No Modification of Subject Lease. Nothing contained herein shall be construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Subject Lease. In the event of any conflict or inconsistency between the terms of this Lease and the terms of the Subject Lease, the terms of the Subject Lease shall govern and control for all purposes.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum of Lease and Option to Purchase to be executed as of the day and year first above written.

LESSOR:

TELLER REALTY, INC.
a Colorado corporation

/s/ Mel Patterson
Its: President

LESSEE:

WMCK ACQUISITION CORP.,
a Delaware corporation

/s/ Larry Hannappel
Its: CFO

STATE OF Colorado )
            ) ss
COUNTY OF El Paso )

The foregoing instrument was acknowledged before me this 30 day of June 2005, by Mel Patterson as President of Teller Realty, Inc., a Colorado corporation.

(seal)

                                /s/ Amanda M Bengtson
                     Notary Public

STATE OF Colorado)
         ) ss.
COUNTY OF El Paso)

The foregoing instrument was acknowledged before me on the 30 day of June 2005, by Larry Hannappel as CFO of WMCK Acquisition Corp., a Delaware corporation.

WITNESS my hand and official seal.

/s/ Amanda M Bengtson
(Notary Seal)    Notary Public
My commission expires:
                                    7/27/2008

Exhibit I

Legal Description

Lot 15, Block 21 in Fremont, (now known as Cripple Creek), Teller County, Colorado, also known as 220 East Bennett Ave., Cripple Creek, Colorado 80813.